UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of report (Date of earliest event reported): January 18, 2006
PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	000-27234 (Commission File Number)	94-3007502 (I.R.S. Employer Identification No.)
5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification of Rights of Security Holders.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 10.1

Item 1.01. Entry into a Material Definitive Agreement.
     Management Incentive Plan
     On January 18, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Photon Dynamics, Inc. (the “Company”) adopted the Photon Dynamics Management Incentive Plan (the “Incentive Plan”). The Committee established the Incentive Plan to reward the Company’s executive officers, director-level employees, managers and key contributors (the “Plan Participants”) for assisting the Company in achieving its business objectives. Awards under the Incentive Plan will paid out in the form of year-end bonuses. The following description of the Incentive Plan is a summary of the material terms of the Incentive Plan and does not purport to be complete, and is qualified in its entirety by reference to the Incentive Plan which is filed as Exhibit 10.1 hereto.
     Under the Incentive Plan, bonus payments will be determined on a yearly basis based upon a formula taking into account corporate, business unit and individual objectives and will be awarded upon the approval of the Committee. Corporate and individual objectives will be reviewed on a yearly basis in consultation with the Committee. The Incentive Plan is most heavily weighted toward the corporate factor (weighted 70%), which takes into account the performance of the Company against documented business plan objectives. The business unit factor (weighted 30%) is based on the overall performance of the particular business unit for which the Plan Participant performs services. The individual factor is based on individual performance objectives achieved during the applicable year, which vary depending on the positions and responsibilities held by the Plan Participants. The combination of the corporate factor and the business unit factor multiplied by the individual factor determines the percentage of target bonus to be awarded to the Plan Participants. The target bonuses under the Incentive Plan for the Company’s executive officers for the 2006 fiscal year are as set forth under the caption “Executive Officer Compensation” below.
     Executive Officer Compensation
     On January 18, 2006, the Committee also established the annual base salaries and target bonuses under the Incentive Plan for the Company’s executive officers for the 2006 fiscal year, which are as follows:

Officer	Title	Salary[1]	Bonus[2]
Jeffrey Hawthorne	Chief Executive Officer and President	$325,000	75%
Maureen Lamb	Chief Financial Officer and Secretary	$250,000	60%
Mark Merrill[3]	Vice President, Marketing	$250,000	65%
Soon Man (Steve) Song[4]	Vice President, Worldwide Sales	$240,000	60%

[1]	For fiscal 2006, annual base salaries were unchanged from the 2005 levels whereas the target bonuses for the Company’s executive officers were increased.

[2]	Represents the target bonus (as a percentage of base salary) under the Incentive Plan for fiscal 2006.

[3]	Mr. Merrill’s $10,000 quarterly bonus was eliminated for fiscal 2006.

[4]	Mr. Song’s bonus of up to $25,000 based on bookings levels was eliminated for fiscal 2006.
     Also on January 18, 2006, the Committee determined that no incentive bonuses tied to target bonuses for fiscal 2005 would be awarded to the Company’s executive officers.

Item 3.03. Material Modification of Rights of Security Holders.
          On January 23, 2006, the Company’s Board of Directors amended Section 10.2 of the Company’s Bylaws, relating to annual meetings of shareholders, to add to such provision a new Section 10.2.2. This new provision provides that shareholder nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders by a shareholder of the Company only if (1) the shareholder provides timely written notice thereof (as set forth in this new subsection, which is generally between 90 and 120 days in advance of the first anniversary of the Company’s prior year annual meeting) to the Secretary of the corporation, (2) such business is a proper matter for shareholder action under the California Corporations Code, and (3) the shareholder complies with certain notice and information requirements set forth in this new subsection.
          The description of the amendment to Section 10.2 of the Bylaws is a summary of this provision and does not purport to be complete, and is qualified in its entirety by reference to the Section 10.2 of the Bylaws, as so amended, which is filed as Exhibit 3.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Description
3.1	Amended Section 10.2 of the Photon Dynamics, Inc. Bylaws
10.1	Photon Dynamics Management Incentive Plan

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Photon Dynamics, Inc.
Dated: January 24, 2006	By:	/s/ Maureen Lamb
Maureen Lamb
Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Description
3.1	Amended Section 10.2 of the Photon Dynamics, Inc. Bylaws
10.1	Photon Dynamics Management Incentive Plan